UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                                   FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event         Commission File Number: 1-12358
reported): July 1, 1998


                          COLONIAL PROPERTIES TRUST
            (Exact name of registrant as specified in its charter)



                Alabama                               59-7007599
        (State of organization)                      (IRS Employer
                                                Identification Number)

        2101 Sixth Avenue North                          35203
               Suite 750                              (Zip Code)
          Birmingham, Alabama
(Address of principal executive offices)

                                (205) 250-8700
             (Registrant's telephone number, including area code)

                          COLONIAL PROPERTIES TRUST


Item 5. Other Events


      Colonial Properties Trust (the Company), an Alabama real estate investment trust whose common shares are listed on the New York Stock Exchange under the symbol CLP, owns and operates commercial real estate through Colonial Realty Limited Partnership, a Delaware limited partnership and the "Operating Partnership" of Colonial Properties Trust. Through the Operating Partnership the Company has acquired an additional phase of an existing multifamily apartment community in Florida, one multifamily apartment community in Texas, and an additional phase of an existing office and retail property in Georgia (the Acquired Properties) since June 11, 1998 (the date of the last Form 8-K filed). The Company also currently has three probable acquisitions which include one multifamily property located in Georgia, one office property located in Alabama, and one office property located in Florida (the Probable Properties). The following is a summary of the material terms of the transactions.

In accordance with Rule 3-14 of Regulation S-X, financial statements with respect to one of the Acquired Properties and one of the Probable Properties are being filed to keep the Company's shelf registration statement current.

Terms of Acquisition

The Acquired Properties total 570 apartment units, 21,000 square feet of retail space, and 163,000 square feet of office space and were purchased at a combined purchase price of $57.0 million. The three Probable Properties total 256 apartment units and 325,000 square feet of office space, and would be purchased at a combined purchase price of $42.4 million. The combined completed and probable acquisitions would increase the Company's multifamily portfolio to 14,829 apartment units, increase the Company's retail portfolio to 11.7 million square feet, and increase the Company's office portfolio to 2.7 million square feet. The purchase price of the Acquired Properties was financed through the issuance of limited partnership units in the Operating Partnership and advances on the Company's unsecured line of credit. The purchase prices of the Probable Properties would be financed through advances on the Company's unsecured line of credit.

Description of Property
Acquired Properties

River Hills I--Tampa, Florida

On July 1, 1998, the Company acquired River Hills I, a 248-unit phase of the River Hills apartment complex on approximately 30 acres of land in Tampa, Florida. The multifamily community was developed in 1985 and was 90% leased at the time of acquisition. The purchase price of $8.5 million was funded through an advance on the Company's unsecured line of credit. The average unit size is 907 square feet with average unit market rent of $549 per month.

Haverhill Apartments--San Antonio, Texas

On July 1, 1998, the Company acquired a 79.8% interest in Haverhill Apartments, a 322-unit apartment complex on approximately 19 acres of land in San Antonio, Texas. The multifamily community was developed in 1998 and was 90% leased at the time of acquisition. The purchase price of $17.2 million was funded through an advance on the Company's unsecured line of credit. The average unit size is 1,019 square feet with average unit market rent of $857 per month. The remaining 20.2% ownership in this property will be reflected as "minority interest in consolidated operating property" in the Company's balance sheet and statement of income, and will be included in "minority interest" on the Company's statement of cash flows.

Mansell Overlook 200 and Shoppes at Mansell--Atlanta, Georgia

On July 1, 1998, the Company completed the final phase of the merger with the assets of Johnson Development Company, LLC. The president of Johnson Development Company is also a trustee of the Company. The final phase included Mansell
Overlook 200, a six-story office building containing 163,000 square feet of space, and the Shoppes at Mansell, a 21,000 square foot community shopping center.

Mansell Overlook 200 was developed in 1997 and was 95% occupied at the time of the merger. This part of the merger, valued at $27.7 million, was funded through the issuance of 396,365 limited partnership units in Colonial Realty Limited Partnership valued at $11.7 million, and an advance on the Company's unsecured line of credit.

The Shoppes at Mansell was also developed in 1997 and was 95% occupied at the time of the merger. The merger of Shoppes at Mansell, valued at $3.7 million, was funded through the issuance of 76,809 limited partnership units in Colonial Realty Limited Partnership valued at $2.3 million, and an advance on the Company's unsecured line of credit.

Probable Properties

As described further below, the Company has entered into agreements to acquire the Probable Properties. The acquisition of each of the Probable Properties is subject to due diligence, definitive documentation of various agreements, and other material conditions. If these conditions are satisfied, the Company expects to complete these acquisitions during the next four weeks. There can be no assurance that the conditions will be satisfied; that the Company will in fact complete the acquisition of any or all of the Probable Properties; or that any Probable Property acquisition that is completed will occur on schedule.

Augusta Property--Augusta, Georgia

The Company has entered into an agreement to acquire the Augusta Property, a 256-unit complex on approximately 22 acres of land in Augusta, Georgia. The community was developed in 1970 and 1988, and is currently 95% leased. The Augusta Property would be acquired for a purchase price of $8.8 million, which would be financed through an advance on the Company's unsecured line of credit. The average unit size is 993 square feet with average unit market rent of $671 per month.

Birmingham Property--Birmingham, Alabama

The Company has entered into an agreement to acquire the Birmingham Property, a three-story office building containing 35,000 square feet of space in Birmingham, Alabama. The Birmingham Property would be acquired for a total purchase price of $3.1 million, which would be financed through an advance on the Company's unsecured line of credit.

Tampa Property--Tampa, Florida

The Company has also entered into an agreement to acquire the Tampa Property, an office park comprised of four multi-story, multi-tenant office buildings containing a total of 290,000 square feet of space in Tampa, Florida. The Tampa Property would be acquired for a total purchase price of $30.5 million, which would be financed through an advance on the Company's unsecured line of credit.

                          COLONIAL PROPERTIES TRUST


Item 7.     Financial Statements and Exhibits


(a)   Financial Statements of Businesses Acquired or to be Acquired

                                                                  Page
      Historical Summary of Revenues and Direct
      Operating Expenses of Perimeter Corporate Park.................6

      Historical Summary of Revenues and Direct
      Operating Expenses of the Tampa Property.......................9

(b)   Pro Forma Financial Information................................12

 (c)   Exhibits

      23.1  Letter re:  Consent of Independent Accountants...........21

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees and Shareholders of
   Colonial Properties Trust;
To the Board of Directors of
   Colonial Properties Holding Company, Inc.:

We have audited the Historical Summary of Revenues and Direct Operating Expenses of Perimeter Corporate Park (the Property) as defined in Note 1 for the year ended December 31, 1997. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary of Revenues and Direct Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Forms 8-K of Colonial Properties Trust and Colonial Realty Limited Partnership, and is not intended to be a complete presentation of the revenues and expenses of the Property.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and direct operating expenses of Perimeter Corporate Park for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                          /s/ PricewaterhouseCoopers LLP
                                              PRICEWATERHOUSECOOPERS LLP

Birmingham, Alabama
July 6, 1998

                            PERIMETER CORPORATE PARK
                              HISTORICAL SUMMARY OF
                     REVENUES AND DIRECT OPERATING EXPENSES
                              _____________________

                                               For the
                                             Year Ended
                                         December 31, 1997
                                       -------------------



 Revenues
       Minimum rents                          $ 2,709,341
       Lease cancellation fees                     89,170
       CAM reimbursements                          62,002
       Other                                       15,443
                                       -------------------

                                              $ 2,875,956
                                       -------------------

 Direct operating expenses:
       General operating expenses                 351,732
       Repairs and maintenance                    398,628
       Taxes, licenses, and insurance             169,209
                                       -------------------

                                                  919,569
                                       -------------------

 Excess of revenues over direct
       operating expenses                     $ 1,956,387
                                       ===================



 See Notes to Historical Summary of Revenues and Direct Operating Expenses.

                           PERIMETER CORPORATE PARK
                        NOTES TO HISTORICAL SUMMARY OF
                    REVENUES AND DIRECT OPERATING EXPENSES



1.    Accounting Policies

      Description--The accompanying Historical Summary consists of the revenues and direct operating expenses of Perimeter Corporate Park (the Property), an office property located in Huntsville, Alabama. Colonial Properties Trust, through Colonial Realty Limited Partnership, purchased the Property for a total of approximately $19.5 million.

      Basis of Presentation--The Historical Summary of Revenues and Direct Operating Expenses includes gross operating revenues, exclusive of interest income, and direct operating expenses, exclusive of mortgage and other interest expense, depreciation, amortization, management fees, non-recurring administrative expenses, and federal, state, and local income taxes, if any.

      Income Recognition--Rental income attributable to leases is recognized on a straight-line basis over the terms of the leases.

      Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the report period. Actual results could differ from those estimates.

2.    Leasing Operations

      Minimum base rentals to be received in future periods under noncancelable operating leases extending beyond one year at December 31, 1997, are as follows:

1998                  $ 3,079,243
1999                    2,987,042
2000                    2,706,390
2001                    2,069,630
2002                    1,822,642
Thereafter                802,395
                      ------------

                      $13,467,342
                      ============

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees and Shareholders of
   Colonial Properties Trust;
To the Board of Directors of
   Colonial Properties Holding Company, Inc.:

We have audited the Historical Summary of Revenues and Direct Operating Expenses of the Tampa Property (the Property) as defined in Note 1 for the year ended December 31, 1997. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary of Revenues and Direct Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Forms 8-K of Colonial Properties Trust and Colonial Realty Limited Partnership, and is not intended to be a complete presentation of the revenues and expenses of the Property.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Tampa Property for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                                 /s/ PricewaterhouseCoopers LLP
                                                  PRICEWATERHOUSECOOPERS LLP

Birmingham, Alabama
July 2, 1998

                               THE TAMPA PROPERTY
                              HISTORICAL SUMMARY OF
                     REVENUES AND DIRECT OPERATING EXPENSES
                              _____________________

                                                               For the
                                                             Year Ended
                                                         December 31, 1997
                                                     ----------------------



 Revenues
       Minimum rents                                          $ 3,510,464
       CAM reimbursements                                         865,293
       Other                                                       17,013
                                                     ---------------------

                                                              $ 4,392,770
                                                     ---------------------

 Direct operating expenses:
       General operating expenses                                 236,739
       Salaries and benefits                                      265,409
       Repairs and maintenance                                    449,882
       Taxes, licenses, and insurance                             487,580
                                                     ---------------------

                                                                1,439,610
                                                     ---------------------

 Excess of revenues over direct
       operating expenses                                     $ 2,953,160
                                                     =====================






 See Notes to Historical Summary of Revenues and Direct Operating Expenses.

                              THE TAMPA PROPERTY
                        NOTES TO HISTORICAL SUMMARY OF
                    REVENUES AND DIRECT OPERATING EXPENSES



1.    Accounting Policies

      Description--The accompanying Historical Summary consists of the revenues and direct operating expenses of the Tampa Property (the Property), an office property located in Tampa, Florida. Colonial Properties Trust, through Colonial Realty Limited Partnership, has signed an agreement to purchase the Property for a total of approximately $30.5 million.

      Basis of Presentation--The Historical Summary of Revenues and Direct Operating Expenses includes gross operating revenues, exclusive of interest income, and direct operating expenses, exclusive of mortgage and other interest expense, depreciation, amortization, management fees, non-recurring administrative expenses, and federal, state, and local income taxes, if any.

      Income Recognition--Rental income attributable to leases is recognized on a straight-line basis over the terms of the leases.

      Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the report period. Actual results could differ from those estimates.

2.    Leasing Operations

      Minimum base rentals to be received in future periods under noncancelable operating leases extending beyond one year at December 31, 1997, are as follows:

1998                  $ 3,535,026
1999                    3,385,109
2000                    3,110,395
2001                    2,219,964
2002                    2,175,292
Thereafter              4,052,853
                      ------------

                      $18,478,639
                      ============

                            COLONIAL PROPERTIES TRUST
                             PRO FORMA CONSOLIDATED
                             CONDENSED BALANCE SHEET
                                 March 31, 1998
                                   (Unaudited)


The following unaudited pro forma consolidated condensed balance sheet reflects significant transactions effected by the Company after March 31, 1998, including the purchase of the Acquired Properties and purchase of the three Probable Properties mentioned elsewhere herein, as well as the properties acquired subsequent to March 31, 1998, as discussed in the Company's Form 8-K filed on June 11, 1998.

This unaudited pro forma consolidated condensed balance sheet is not necessarily indicative of the actual financial position of the Company had the transactions been completed as of March 31, 1998, nor does it purport to represent the future financial position of the Company. The unaudited pro forma consolidated condensed balance sheet and related notes should be read in conjunction with the information appearing in the Company's 1997 Annual Report as filed with the Securities and Exchange Commission on Form 10-K and with the financial statements included therein and the notes thereto and with the Company's March 31, 1998 Quarterly Report as filed with the Securities and Exchange Commission on Form 10-Q and with the financial statements included therein and the notes thereto. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

                            Colonial Properties Trust
                 Pro Forma Consolidated Condensed Balance Sheet
                                 March 31, 1998
                                 (In Thousands)
                                   (Unaudited)


                                                              Colonial                      Colonial
                                                             Properties         Pro        Properties
                                                               Trust           Forma          Trust
                                                             Historical     Adjustments     Pro Forma
                                                             -----------    -----------    -----------
                                                                (A)             (B)
ASSETS
Land, buildings, & equipment, net ........................... $ 1,337,030    $   217,092    $ 1,554,122
Undeveloped land and construction in progress ...............      64,117                        64,117
Cash and equivalents ........................................       3,144                         3,144
Restricted cash .............................................       2,678                         2,678
Accounts receivable, net ....................................       7,135                         7,135
Prepaid expenses ............................................       2,964                         2,964
Deferred debt and lease costs ...............................       6,845                         6,845
Investment in subsidiaries ..................................         225                           225
Other assets ................................................       5,257                         5,257
                                                              -----------    -----------    -----------
                                                              $ 1,429,395    $   217,092    $ 1,646,487
                                                              ===========    ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes and mortgages payable ................................. $   695,034    $   115,880    $   810,914
Accounts payable ............................................       4,851                         4,851
Accrued interest ............................................       7,949                         7,949
Accrued expenses ............................................       6,047                         6,047
Tenant deposits .............................................       3,877                         3,877
Unearned rent ...............................................       2,822                         2,822
                                                              -----------    -----------    -----------
     Total liabilities ......................................     720,580        115,880        836,460
                                                              -----------    -----------    -----------

Minority interest ...........................................     180,297         17,676        197,973
                                                              -----------    -----------    -----------

Preferred shares of beneficial interest, $.01 par value .....          50                            50
Common shares of beneficial interest, $.01 par value ........         228             30            258
Additional paid-in capital ..................................     567,482         83,506        650,988
Cumulative earnings .........................................      92,282                        92,282
Cumulative distributions ....................................    (131,141)                     (131,141)
Deferred compensation on restricted shares ..................        (383)                         (383)
                                                              -----------    -----------    -----------
     Total shareholders' equity .............................     528,518         83,536        612,054
                                                              -----------    -----------    -----------

                                                              $ 1,429,395    $   217,092    $ 1,646,487
                                                              ===========    ===========    ===========

                            COLONIAL PROPERTIES TRUST
                         NOTES TO PRO FORMA CONSOLIDATED
                             CONDENSED BALANCE SHEET
                                   (Unaudited)


(A) Reflects the historical financial position of the Company as of March 31, 1998, as presented in the Company's Form 10-Q as filed with the Securities and Exchange Commission.

(B) Includes the acquisition of the Acquired Properties; River Hills I for a purchase price of $8.5 million, Haverhill Apartments for a purchase price of $21.5 million (of which the Company acquired a 79.8% interest), and Mansell Overlook 200 and Shoppes at Mansell for a purchase price of $31.4 million. Also includes the following property acquisitions subsequent to March 31, 1998; Ashley Plantation for a purchase price of $13.7 million, and Orlando Fashion Square for a purchase price of $104.0 million, as discussed in the Company's Form 8-K filed on June 11, 1998. These property acquisitions were financed through the issuance of limited partnership units in Colonial Realty Limited Partnership and advances on the Company's unsecured line of credit. Also includes the issuance of 3,046,400 common shares of beneficial interest issued in April and May 1998. The net proceeds of the equity offerings were used to repay outstanding indebtedness. Also includes the acquisition of the three Probable Properties; the Augusta Property for a purchase price of $8.8 million, the Birmingham Property for a purchase price of $3.1 million and the Tampa Property for a purchase price of $30.5 million. These property acquisitions would be financed through advances on the Company's unsecured line of credit.

                            COLONIAL PROPERTIES TRUST
                        PRO FORMA CONSOLIDATED CONDENSED
                            STATEMENTS OF OPERATIONS
                    For the Year Ended December 31, 1997 and
                      the Three Months Ended March 31, 1998
                                   (Unaudited)


The following unaudited pro forma consolidated condensed statements of operations reflect significant transactions effected by the Company during 1997 and 1998 which includes the purchase of the Acquired Properties (as well as the four Acquired Properties discussed in the Company's Form 8-K filed on June 11,
1998) and the three Probable Properties mentioned elsewhere herein. In addition to the Acquired Properties and Probable Properties, the following significant transactions are reflected in the unaudited pro forma consolidated condensed statements of operations: (i) the Company's equity offerings completed in February, March, April and May 1998, and January, July, November and December 1997 (ii) the Operating Partnership's debt offerings completed in January, July, August and September 1997 (iii) the Company's 1997 acquisition and disposition activity, which included the acquisition of 25 properties, the disposition of seven properties, and the purchase of additional interests in two properties (the 1997 Properties) which are discussed in the Company's filings on Forms 8-K filed on July 21, 1997, October 30, 1997, and December 11, 1997. The pro forma effects of all such transactions are included in the unaudited pro forma consolidated condensed statements of operations assuming the transactions had occurred as of January 1, 1997 and assuming the Company used the proceeds of the equity and debt offerings to repay outstanding indebtedness (see notes to unaudited pro forma consolidated condensed statements of operations).

These unaudited pro forma consolidated condensed statements of operations are not necessarily indicative of the actual results of operations had the transactions been completed as of January 1, 1997, nor do they purport to represent the future results of the operations of the Company. The Company is not aware of any material factors relating to the Acquired Properties and Probable Properties, other than as disclosed in the footnotes to the unaudited pro forma consolidated condensed statements of operations, which would cause the historical summaries of revenues and direct operating expenses not to be necessarily indicative of future operating results.

The unaudited pro forma consolidated condensed statements of operations and related notes should be read in conjunction with the information appearing in the Company's 1997 Annual Report as filed with the Securities and Exchange Commission on Form 10-K and with the financial statements included therein and the notes thereto and with the Company's March 31, 1998 Quarterly Report as filed with the Securities and Exchange Commission on Form 10-Q and with the financial statements included therein and the notes thereto. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

                            Colonial Properties Trust
            Pro Forma Consolidated Condensed Statements of Operations
                      For the year ended December 31, 1997
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)



                                                  For the year ended December 31, 1997
                                                 --------------------------------------
                                                  Colonial                Colonial
                                                 Properties     Pro      Properties
                                                   Trust       Forma       Trust
                                                 Historical Adjustments  Pro Forma
                                                 ---------    ---------   ---------
                                                    (A)           (B)
Revenues:
     Rent ....................................   $ 178,158    $  63,116   $ 241,274
     Other ...................................       5,968          894       6,862
                                                 ---------    ---------   ---------
         Total revenue .......................     184,126       64,010     248,136
                                                 ---------    ---------   ---------

Property operating expenses:
     General operating expenses ..............      12,603        4,547      17,150
     Salaries and benefits ...................      10,283        2,312      12,595
     Repairs and maintenance .................      18,669        6,257      24,926
     Taxes, licenses and insurance ...........      15,578        5,027      20,605
General and administrative ...................       6,448           44       6,492
Depreciation .................................      31,956       12,484      44,440
Amortization .................................       1,322          163       1,485
                                                 ---------    ---------   ---------
         Total operating expenses ............      96,859       30,834     127,693
                                                 ---------    ---------   ---------
         Income from operations ..............      87,267       33,176     120,443
                                                 ---------    ---------   ---------

Other income (expense):
     Interest expense ........................     (40,496)      (6,942)    (47,438)
     Income from equity investments ..........         620         (358)        262
     Gains from sales of property ............       2,567          -0-       2,567
                                                 ---------    ---------   ---------
         Total other expense .................     (37,309)      (7,300)    (44,609)
                                                 ---------    ---------   ---------

     Income before extraordinary items and
         minority interest in CRLP ...........      49,958       25,876      75,834
Extraordinary loss from debt extinguishment ..      (3,650)       3,650         -0-
                                                 ---------    ---------   ---------

     Income before minority interest in CRLP .      46,308       29,526      75,834
Minority interest in CRLP ....................      14,360        7,522      21,882
                                                 ---------    ---------   ---------

     Net income ..............................   $  31,948    $  22,004   $  53,952
Preferred dividends ..........................       1,671        9,267      10,938
                                                 ---------    ---------   ---------

     Net income available to common shareholders $  30,277    $  12,737   $  43,014
                                                 =========    =========   =========

Net income per share - basic and diluted .....   $    1.53                $    1.66
                                                 =========                =========

Common shares outstanding ....................      19,808                   25,939
                                                 =========                =========

                            Colonial Properties Trust
            Pro Forma Consolidated Condensed Statements of Operations
                    For the three months ended March 31, 1998
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)



                                             For the three months ended March 31, 1998
                                             -----------------------------------------
                                                 Colonial               Colonial
                                                Properties     Pro     Properties
                                                  Trust       Forma      Trust
                                                Historical Adjustments  Pro Forma
                                                 --------    --------   --------
                                                   (A)          (B)
Revenues:
     Rent ....................................   $ 56,124    $  7,200   $ 63,324
     Other ...................................      2,186         171      2,357
                                                 --------    --------   --------
         Total revenue .......................     58,310       7,371     65,681
                                                 --------    --------   --------

Property operating expenses:
     General operating expenses ..............      4,310         552      4,862
     Salaries and benefits ...................      2,869         317      3,186
     Repairs and maintenance .................      5,746         738      6,484
     Taxes, licenses and insurance ...........      4,854         578      5,432
General and administrative ...................      2,554         -0-      2,554
Depreciation .................................     10,161       1,655     11,816
Amortization .................................        337          22        359
                                                 --------    --------   --------
         Total operating expenses ............     30,831       3,862     34,693
                                                 --------    --------   --------
         Income from operations ..............     27,479       3,509     30,988
                                                 --------    --------   --------

Other income (expense):
     Interest expense ........................    (12,579)     (1,445)   (14,024)
     Income (loss) from equity investments ...       (428)        -0-       (428)
     Gains (losses) from sales of property ...        (32)        -0-        (32)
                                                 --------    --------   --------
         Total other expense .................    (13,039)     (1,445)   (14,484)
                                                 --------    --------   --------

     Income before extraordinary items and
         minority interest in CRLP ...........     14,440       2,064     16,504
Extraordinary loss from debt extinguishment ..       (395)        395        -0-
                                                 --------    --------   --------

     Income before minority interest in CRLP .     14,045       2,459     16,504
Minority interest in CRLP ....................      4,479         283      4,762
                                                 --------    --------   --------

     Net income ..............................   $  9,566    $  2,176   $ 11,742
Preferred dividends ..........................      2,734         -0-      2,734
                                                 --------    --------   --------

     Net income available to common shareholders $  6,832    $  2,176   $  9,008
                                                 ========    ========   ========

Net income per share - basic and diluted .....   $   0.32               $   0.35
                                                 ========               ========

Common shares outstanding ....................     21,411                 25,939
                                                 ========               ========

                            COLONIAL PROPERTIES TRUST
                         NOTES TO PRO FORMA CONSOLIDATED
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)


(A) Reflects the Company's historical results of operations for the year ended December 31, 1997, as presented in the Company's 1997 Annual Report as filed with the Securities and Exchange Commission on Form 10-K and the Company's historical results of operations for the three months ended March 31, 1998 as presented in the Company's March 31, 1998 Quarterly Report as filed with the Securities and Exchange Commission on Form 10-Q.

 (B) Reflects the operating results of all properties and additional phases of existing properties acquired during 1998, and the three Probable Properties expected to be acquired during the third quarter of 1998, as mentioned elsewhere herein, as well as the operating results of the 1997 Properties, as discussed in the Company's filings on Forms 8-K filed on July 21, 1997, October 30, 1997, and December 11, 1997. The results included as pro forma adjustments for these properties include those operating results of the properties for the respective periods during which the Company did not own the properties. This column also reflects the net effect of the application of the equity and debt offering proceeds to repay the revolving debt incurred in the acquisition of properties and mortgage debt. The interest saved from this repayment of debt is shown net of interest expense arising from debt incurred from the debt offerings.

     Included elsewhere herein is the Historical Summary of Revenues and Direct Operating Expenses for one of the Acquired Properties and the Historical Summary of Revenues and Direct Operating Expenses for one of the Probable Properties. The pro forma statements of operations include certain adjustments made to these historical summaries as presented in the following table.

                                                 For the
                                               Year Ended
                                              December 31,
                                                  1997
                                                   (in
                                               thousands)
                                              --------------
        Excess of revenues over direct
           operating expenses (1)
           Orlando Fashion Square (4)              $  9,099
           Perimeter Corporate Park                   1,956
           Tampa Property                             2,953
           Other properties                          31,815
                                              --------------
                                                     45,823
        Less (Plus):
           Depreciation and                          12,647
        amortization of property (2)
           Interest on acquisition
        financing, net of                             6,942
                 savings from debt
        and equity offerings (3)
           Preferred stock dividends                  9,267
           Other adjustments                        (3,292)
                                              --------------

        Pro forma income before                   $  20,259
        minority interest
                                              ==============

     (1) The excess of revenues over direct operating expenses is based upon historical operations for the properties acquired or to be acquired during 1998 for the year ended December 31, 1997, as contained in the Historical Summary of Revenues and Direct Operating Expenses included elsewhere herein for the properties whose December 31, 1997 financial results have been audited.

     (2) The asset basis used in the computation of depreciation includes a preliminary allocation of the purchase price to land, land improvements, building, and personal property, plus acquisition costs to date. Such allocation may be adjusted pending receipt of additional information. Depreciation has been computed using the straight line method with cost recovery periods of 7 to 40 years.

     (3) Includes interest expense incurred from sources of funds used to finance the acquisition of the Acquired Properties and Probable Properties including advances on the Company's unsecured line of credit, net of the effect of the application of the equity and debt offering proceeds to repay the revolving debt incurred in the acquisition of properties and mortgage debt. The interest saved from this repayment of debt is shown net of interest expense arising from debt incurred from the debt offerings.

     (4) Discussed in the Company's Form 8-K filed on June 11, 1998.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                            COLONIAL PROPERTIES TRUST




Date:  July 7, 1998                 /s/ Howard B. Nelson, Jr.
                                    -------------------------
                                    Howard B. Nelson, Jr.
                                    Chief Financial Officer
                                    (Duly Authorized Officer
                                    and Principal Financial Officer)